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                                                                    EXHIBIT 23.1


[LETTERHEAD OF ARTHUR ANDERSEN Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH]




                       Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement on Form S-8, filed by SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company") with the Securities and Exchange Commission (the "Commission") of our report dated February 18, 1998, contained in the Company's Registration Statement on Form 20-F, filed with the Commission on June 22, 1998, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997 and 1996 and the related consolidated income statements for each of the three years in the period ended December 31, 1997.

Eschborn/Frankfurt/M., September 29, 1998



                                         ARTHUR ANDERSEN
                                         Wirtschaftsprufungsgesellschaft
                                         Steuerberatungsgesellschaft mbH

                                         /s/ Prof. Dr. Weber   /s/ Klein
                                         -------------------   -----------------
                                         Prof. Dr. Weber       Klein
                                         Wirtschaftsprufer     Wirtschaftsprufer